EXHIBIT 99.2

PIEDMONT®
OFFICE REALTY TRUST

Q4 2023

Supplemental Information

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 41 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, acquisitions, dispositions, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 34. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, redeveloper and operator of high-quality, Class A office properties located primarily in major U.S. Sunbelt markets. The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its markets and is investment-grade rated by Standard & Poor’s and Moody’s. The Company was designated an Energy Star Partner of the Year for 2021, 2022 and 2023, and it was the only office REIT headquartered in the Southeast to receive those designations. Approximately 85% of the Company's square footage is Energy Star certified and nearly 70% is LEED certified. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	December 31, 2023	December 31, 2022
Number of consolidated in-service office properties (1)	51	51
Rentable square footage (in thousands) (1)	16,563	16,658
Percent leased (2)	87.1%	86.7%
Capitalization (in thousands):
Total debt - GAAP	$2,054,596	$1,983,681
Total principal amount of debt outstanding (excludes premiums, discounts, and deferred financing costs)	$2,070,033	$1,997,000
Equity market capitalization (3)	$879,616	$1,131,941
Total market capitalization (3)	$2,949,649	$3,128,941
Average net principal amount of debt to Core EBITDA - quarterly (4)	6.5 x	6.4 x
Average net principal amount of debt to Core EBITDA - trailing twelve months (5)	6.4 x	6.0 x
Total principal amount of debt / Total gross assets (6)	38.2%	37.6%
Common stock data:
High closing price during quarter	$7.50	$10.92
Low closing price during quarter	$5.07	$8.80
Closing price of common stock at period end	$7.11	$9.17
Weighted average fully diluted shares outstanding during quarter (in thousands)	123,846	123,633
Shares of common stock issued and outstanding at period end (in thousands)	123,715	123,440
Annualized current dividend per share (7)	$0.50	$0.84
Ratings (Standard & Poor's / Moody's)	BBB- / Baa3	BBB / Baa2
Employees	150	149

(1)	As of December 31, 2023, our consolidated office portfolio consisted of 51 properties (exclusive of one 127,000 square foot property that was out of service for redevelopment, 222 South Orange Avenue in Orlando, FL).
(2)
Calculated as square footage associated with commenced leases plus square footage associated with executed but uncommenced leases for vacant spaces at our in-service properties, divided by total rentable in-service square footage, all as of the relevant date, expressed as a percentage. Please refer to page 23 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price, shares outstanding and principal amount of debt outstanding as of the end of the reporting period, as appropriate.
(4)	For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily principal balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of each month of the quarter.
(5)	For the purposes of this calculation, we use the sum of Core EBITDA for the trailing four quarters and the average daily principal balance of debt outstanding for the trailing four quarters, less the average of cash and cash equivalents and escrow deposits and restricted cash as of the end of each month in the trailing four quarter period.
(6)	Total gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.
(7)	Annualized amount based on the regular dividends per share recorded for the most recent quarter.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate Office
5565 Glenridge Connector, Suite 450
Atlanta, Georgia 30342
770.418.8800
www.piedmontreit.com

Executive Management

C. Brent Smith	Robert E. Bowers	George Wells	Laura P. Moon
Chief Executive Officer, President	Chief Financial and Administrative Officer	Chief Operating Officer and	Chief Accounting Officer and Treasurer
and Director	and Executive Vice President	Executive Vice President	and Senior Vice President

Kevin D. Fossum	Christopher A. Kollme	Damian J. Miller	Alex Valente
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Property Management	Investments	Dallas	Southeast Region

Robert K. Wiberg
Executive Vice President,
Northeast Region and Head of Development

Board of Directors

Frank C. McDowell	Dale H. Taysom	Kelly H. Barrett	Glenn G. Cohen
Director, Chair of the Board of Directors,	Director, Vice Chair of the	Director, Chair of the Audit Committee,	Director, Chair of the Compensation
and Member of the Compensation and	Board of Directors, and Member of the	and Member of the Governance	Committee, and Member of the Audit
Governance Committees	Audit and Capital Committees	Committee	and Capital Committees

Venkatesh S. Durvasula	Mary Hager	Barbara B. Lang	C. Brent Smith
Director and Member of the Capital	Director and Member of the	Director, Chair of the Governance	Chief Executive Officer, President
Committee	Governance Committee	Committee (including ESG), and	and Director
Member of the Compensation Committee
Jeffrey L. Swope
Director, Chair of the Capital
Committee, and Member of the
Compensation Committee

Transfer Agent	Corporate Counsel	Institutional Analyst Contact	Investor Relations

Computershare	King & Spalding	Phone: 770.418.8592	Phone: 866.354.3485
P.O. Box 43006	1180 Peachtree Street, NE	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Providence, RI 02940-3078	Atlanta, GA 30309		www.piedmontreit.com
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Earnings Release

Piedmont Office Realty Trust Reports Fourth Quarter 2023 Results

ATLANTA, February 7, 2024--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended December 31, 2023.

Highlights for the Three Months and Year Ended December 31, 2023:

Financial Results:

	Three Months Ended		Year Ended
(in 000s other than per share amounts)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income/(loss) applicable to Piedmont	$(28,030)	$75,569	$(48,387)	$146,830
Net income/(loss) per share applicable to common stockholders - diluted	$(0.23)	$0.61	$(0.39)	$1.19
Gain on sale of real estate assets	$1,946	$101,055	$1,946	$151,729
Interest expense	$28,431	$20,739	$101,258	$65,656
Impairment charges	$18,489	$25,981	$29,446	$25,981
NAREIT Funds From Operations ("FFO") applicable to common stock	$50,624	$58,987	$214,399	$244,822
Core FFO applicable to common stock	$50,624	$61,235	$215,219	$247,070
NAREIT FFO per diluted share	$0.41	$0.48	$1.73	$1.98
Core FFO per diluted share	$0.41	$0.50	$1.74	$2.00
Adjusted FFO applicable to common stock	$31,833	$47,082	$153,008	$178,040
•Piedmont recognized a net loss of $28.0 million, or $0.23 per diluted share, for the fourth quarter of 2023, as compared to net income of $75.6 million, or $0.61 per diluted share, for the fourth quarter of 2022, with the decrease primarily attributable to:
◦An approximately $99.1 million decrease in gain on sale of real estate assets;
◦An approximately $7.7 million increase in interest expense driven by higher interest rates on the Company's debt during the three months ended December 31, 2023 as compared to the three months ended December 31, 2022;
◦Partially offset by, an approximately $7.5 million decrease in impairment charges.
•Core FFO, which removes the impact of the gain on sale of real estate assets and impairment charges above, as well as loss on early extinguishment of debt, prior year severance costs, and depreciation and amortization expense, was $0.41 per diluted share for the fourth quarter of 2023, as compared to $0.50 per diluted share for the fourth quarter of 2022, with the decrease primarily attributable to the increase in interest expense during the fourth quarter of 2023 noted above, and lower Property NOI as a result of the sale of the Cambridge Portfolio during December of 2022.

Leasing:

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
# of lease transactions	42	182
Total leasing sf	816,494	2,243,302
New tenant leasing sf	154,755	831,033
Cash rent roll up	0.0%	4.7%
Accrual rent roll up	11.3%	12.4%
Retention ratio	84.3%
Leased percentage as of period end	87.1%
•The Company completed approximately 816,000 square feet of leasing during the fourth quarter, bringing total leasing for the year to 2.2 million square feet.
•On an annual basis, the Company completed approximately 831,000 square feet of new tenant leasing, the largest amount of annual new tenant leasing since 2018.
•The largest new tenant lease completed during the quarter was with GE Vernova for approximately 77,000 square feet at Galleria 600 in Atlanta, GA through 2036.
•The largest renewal completed during the quarter was US Bancorp's entire 447,000 square foot headquarters lease at US Bancorp Center in downtown Minneapolis, MN through 2034, with no roll down in cash rents and no free rent concessions.
•Rents on leases executed during the year ended December 31, 2023 for space vacant one year or less increased approximately 4.7% and 12.4% on a cash and accrual basis, respectively.
•The Company's leased percentage as of December 31, 2023 increased to 87.1%, up from 86.7% a year earlier.
•Same Store NOI - Cash basis and Same Store NOI - Accrual basis increased 4.8% and 1.1%, respectively, for the three months ended December 31, 2023, as compared to the same period in the prior year, as new leases commencing or with expiring abatements outweighed expired leases.
•On an annual basis, Same Store NOI - Cash basis increased 2.2% and Same Store NOI - Accrual basis decreased 1%.
•Excluding the US Bancorp lease, the average size lease executed during the fourth quarter of 2023 was approximately 12,000 square feet and the weighted average lease term was approximately seven years.
•As of December 31, 2023, the Company had approximately 1.1 million square feet of executed leases for vacant space yet to commence or under rental abatement, representing approximately $35 million of future additional annual cash rents.
•Thus far during the first quarter of 2024, the Company has executed over 260,000 square feet of total leasing.

Balance Sheet:

(in 000s except for ratios)	December 31, 2023	December 31, 2022
Total Real Estate Assets	$3,512,527	$3,500,624
Total Assets	$4,057,082	$4,085,525
Total Debt	$2,054,596	$1,983,681
Weighted Average Cost of Debt	5.82%	3.89%
Debt-to-Gross Assets Ratio	38.2%	37.6%
Average Net Debt-to-Core EBITDA (ttm)	6.4 x	6.0 x

•During the three months ended December 31, 2023, the Company's operating partnership, Piedmont Operating Partnership, LP, issued an additional $200 million aggregate principal amount of 9.25% senior unsecured notes at a premium (effective rate 8.75%) due 2028, with the net proceeds used to pay down bank term debt and the Company's revolving credit facility.
•Subsequent to December 31, 2023, the Company entered into a new, three year, $200 million unsecured syndicated bank term loan. The Company used the net proceeds and its revolving line of credit to pay off a $100 million bank term loan that was scheduled to mature in December of 2024, and to repay $190 million of a $215 million unsecured term loan that was scheduled to mature on January 31, 2024. The remaining $25 million of the $215 million unsecured term loan was extended to January 31, 2025.
•As a result of the above refinancing activity, the Company currently has:
•approximately $325 million of debt with final maturities over the next three years as follows:
◦$50 million in unsecured notes that mature in March of 2024; and,
◦$275 million in unsecured bank term loans that mature in the first quarter of 2025.
•approximately $400 million of capacity on its line of credit.

ESG and Operations:
•During the fourth quarter, GRESB® announced that the Company achieved the highest sustainability rating of "5 Star" and a second consecutive "Green Star" recognition based on 2022 performance.
•The Exchange at 200 South Orange Avenue in downtown Orlando, FL and 400 & 500 TownPark in Lake Mary, FL all won TOBY awards during the fourth quarter. The annual Outstanding Building of the Year ("TOBY") Awards are the most prestigious awards of their kind in the commercial real estate industry, recognizing excellence in office building management in fourteen different categories based on size and facility type.
•One and Two Meridian Crossings in Minneapolis, MN were certified LEED Gold.

Commenting on fourth quarter and annual results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "Fourth quarter leasing activity remained robust at over 800,000 square feet, including the renewal of our largest tenant and approximately 155,000 square feet of new tenant leasing. Annual leasing for 2023 totaled 2.2 million square feet, including 831,000 square feet of new tenant leasing, the largest amount of new tenant leasing we've experienced in the past 5 years, driving positive absorption in the portfolio for the year at attractive economics." Continuing Smith added, "Further, despite a difficult credit environment in 2023, we made big strides in addressing the majority of our '24 and '25 debt maturities, thus improving the liquidity of the company and demonstrating our continued access to the capital markets. Since the onset of the pandemic, we have leased approximately 50% of the portfolio with no material change in occupancy levels. Our current leasing pipeline remains strong, and we believe our portfolio of differentiated, reimagined, professional environments, as well as our balance sheet, are well positioned to continue to drive further leasing success in 2024."

First Quarter 2024 Dividend:

As previously announced, on February 1, 2024, the board of directors of Piedmont declared a dividend for the first quarter of 2024 in the amount of $0.125 per share on its common stock to stockholders of record as of the close of business on February 23, 2024, payable on March 15, 2024.

Guidance for 2024:

The Company is introducing guidance for the year ending December 31, 2024 (inclusive of the effects of the refinancing activity completed in January 2024 mentioned above) as follows:

(in millions, except per share data)	Low	High
Net income/(loss)	$(47)	$(41)
Add:
Depreciation	148	151
Amortization	81	84
Core FFO applicable to common stock	$182	$194
Core FFO applicable to common stock per diluted share	$1.46	$1.56

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:
•Executed leasing activity in the range of 1.5 - 2 million square feet with year-end leased percentage for the Company's in-service portfolio anticipated to be approximately 87-88%, before the impacts of any acquisition or disposition activity;
•Same Store NOI flat to 2% increase on both a cash and accrual basis, as the Company will experience some downtime between certain lease expirations and new lease commencements during 2024;
•Interest expense of approximately $119-121 million, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during the latter half of 2023 and early 2024 and utilizing the latest forward yield curve projections; and,
•General and administrative expense will remain relatively flat at approximately $29-30 million;

No speculative acquisitions, dispositions, or refinancings are included in the above guidance. The Company will adjust guidance if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Risks, Uncertainties & Limitations" below.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data and ratios)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), and Same Store Net Operating Income (Same Store NOI). Definitions of these non-GAAP measures are provided on page 34 and reconciliations are provided beginning on page 36.

	Three Months Ended
Selected Operating Data	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

Percent leased	87.1%	86.7%	86.2%	86.1%	86.7%
Percent leased - economic (1)	81.5%	80.8%	80.0%	79.6%	81.1%
Total revenues	$145,331	$146,986	$143,072	$142,367	$147,208
Net income / (loss) applicable to Piedmont	-$28,030	-$17,002	-$1,988	-$1,367	$75,569
Net income / (loss) per share applicable to common stockholders - diluted	-$0.23	-$0.14	-$0.02	-$0.01	$0.61
Core EBITDA	$79,215	$80,448	$79,212	$78,541	$82,186
Core FFO applicable to common stock	$50,624	$52,716	$55,535	$56,344	$61,235
Core FFO per share - diluted	$0.41	$0.43	$0.45	$0.46	$0.50
AFFO applicable to common stock	$31,833	$39,939	$44,444	$36,792	$47,082
Gross regular dividends (2)	$15,464	$15,462	$25,975	$25,965	$25,918
Regular dividends per share (2)	$0.125	$0.125	$0.210	$0.210	$0.210
Same store net operating income - accrual basis (3)	1.1%	1.7%	-3.7%	-2.8%	-0.7%
Same store net operating income - cash basis (3)	4.8%	5.3%	0.2%	-1.5%	1.6%
Rental rate roll up / roll down - accrual rents	11.3%	10.3%	19.6%	9.9%	11.5%
Rental rate roll up / roll down - cash rents	0.0%	11.7%	14.3%	5.7%	6.5%
Selected Balance Sheet Data
Total real estate assets, net	$3,512,527	$3,502,576	$3,512,128	$3,486,797	$3,500,624
Total assets	$4,057,082	$4,073,778	$4,094,349	$4,237,460	$4,085,525
Total liabilities	$2,334,110	$2,306,713	$2,297,015	$2,417,363	$2,236,270
Ratios & Information for Debt Holders
Core EBITDA to total revenues	54.5%	54.7%	55.4%	55.2%	55.8%
Fixed charge coverage ratio (4)	2.5 x	2.7 x	3.2 x	3.4 x	3.8 x
Average net principal amount of debt to Core EBITDA - quarterly (5)	6.5 x	6.4 x	6.4 x	6.3 x	6.4 x
Total gross real estate assets	$4,647,105	$4,601,792	$4,576,943	$4,518,003	$4,506,328
Total debt - GAAP	$2,054,596	$2,050,319	$2,049,236	$2,197,955	$1,983,681
Net principal amount of debt (6)	$2,065,827	$2,057,848	$2,051,778	$2,037,224	$1,977,400

(1)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures, there will be variability to the economic leased percentage over time as abatements commence and expire.
(2)	Dividends are reflected in the quarter in which the record date occurred.
(3)
Please refer to the three pages starting with page 13 for reconciliations to net income and additional same store net operating income information. The statistic provided for each of the prior quarters is based on the same store property population applicable at the time that the metric was initially reported.

(4)	The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented). The Company had principal amortization of $0.8 million for the quarter ended December 31, 2023, $0.3 million for the quarter ended September 30, 2023 and no principal amortization for prior periods presented. The Company had capitalized interest of $2.5 million for the quarter ended December 31, 2023, $1.9 million for the quarter ended September 30, 2023, $1.4 million for the quarter ended June 30, 2023, $1.2 million for the quarter ended March 31, 2023, and $1.0 million for the quarter ended December 31, 2022.
(5)	For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily principal balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of each month of the quarter.
(6)	Net principal amount of debt is calculated and defined as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash all as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Assets:
Real estate, at cost:
Land assets	$567,244	$567,244	$567,244	$567,244	$567,244
Buildings and improvements	3,823,241	3,782,385	3,768,456	3,714,572	3,682,000
Buildings and improvements, accumulated depreciation	(1,046,512)	(1,013,019)	(981,052)	(947,209)	(915,010)
Intangible lease asset	170,654	177,584	182,127	190,180	205,074
Intangible lease asset, accumulated amortization	(88,066)	(86,197)	(83,763)	(83,997)	(90,694)
Construction in progress	85,966	74,579	59,116	46,007	52,010
Total real estate assets	3,512,527	3,502,576	3,512,128	3,486,797	3,500,624
Cash and cash equivalents	825	5,044	5,167	170,593	16,536
Tenant receivables, net of allowance for doubtful accounts	7,915	8,806	5,387	6,280	4,762
Straight line rent receivable	183,839	181,843	180,339	176,320	172,019
Escrow deposits and restricted cash	3,381	5,983	5,055	4,183	3,064
Prepaid expenses and other assets	28,466	26,156	23,566	26,810	17,152
Goodwill	53,491	71,980	82,937	82,937	82,937
Interest rate swap	3,032	5,841	5,693	2,899	4,183
Deferred lease costs, gross	487,519	483,353	482,149	486,694	505,979
Deferred lease costs, accumulated amortization	(223,913)	(217,804)	(208,072)	(206,053)	(221,731)
Total assets	$4,057,082	$4,073,778	$4,094,349	$4,237,460	$4,085,525
Liabilities:
Unsecured debt, net of discount	$1,858,717	$1,853,598	$1,852,236	$2,000,955	$1,786,681
Secured debt	195,879	196,721	197,000	197,000	197,000
Accounts payable, accrued expenses, and accrued capital expenditures	146,659	120,579	107,629	98,464	135,663
Deferred income	89,930	89,990	89,815	67,056	59,977
Intangible lease liabilities, less accumulated amortization	42,925	45,825	50,335	53,494	56,949
Interest rate swaps	—	—	—	394	—
Total liabilities	2,334,110	2,306,713	2,297,015	2,417,363	2,236,270
Stockholders' equity:
Common stock	1,237	1,237	1,237	1,236	1,234
Additional paid in capital	3,716,742	3,714,629	3,712,688	3,710,767	3,711,005
Cumulative distributions in excess of earnings	(1,987,147)	(1,943,652)	(1,911,188)	(1,883,225)	(1,855,893)
Other comprehensive loss	(9,418)	(6,718)	(6,977)	(10,266)	(8,679)
Piedmont stockholders' equity	1,721,414	1,765,496	1,795,760	1,818,512	1,847,667
Non-controlling interest	1,558	1,569	1,574	1,585	1,588
Total stockholders' equity	1,722,972	1,767,065	1,797,334	1,820,097	1,849,255
Total liabilities, redeemable common stock and stockholders' equity	$4,057,082	$4,073,778	$4,094,349	$4,237,460	$4,085,525
Common stock outstanding at end of period	123,715	123,696	123,692	123,643	123,440

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Revenues:
Rental income (1)	$114,357	$115,250	$112,238	$112,560	$117,148
Tenant reimbursements (1)	25,090	26,284	25,265	24,269	24,958
Property management fee revenue	389	396	437	507	395
Other property related income	5,495	5,056	5,132	5,031	4,707
	145,331	146,986	143,072	142,367	147,208
Expenses:
Property operating costs	59,085	59,847	58,368	57,791	59,763
Depreciation	38,036	38,150	36,475	35,797	34,788
Amortization	24,232	20,160	21,333	22,031	23,915
Impairment charges (2)	18,489	10,957	—	—	25,981
General and administrative	7,177	7,043	7,279	7,691	7,915
	147,019	136,157	123,455	123,310	152,362
Other income / (expense):
Interest expense	(28,431)	(27,361)	(23,389)	(22,077)	(20,739)
Other income / (expense)	146	351	1,787	1,656	408
Loss on early extinguishment of debt (3)	—	(820)	—	—	—
Gain on sale of real estate (4)	1,946	—	—	—	101,055
Net income / (loss)	(28,027)	(17,001)	(1,985)	(1,364)	75,570
Less: Net (income) / loss applicable to noncontrolling interest	(3)	(1)	(3)	(3)	(1)
Net income / (loss) applicable to Piedmont	$(28,030)	$(17,002)	$(1,988)	$(1,367)	$75,569
Weighted average common shares outstanding - diluted	123,714	123,696	123,671	123,550	123,633
Net income / (loss) per share applicable to common stockholders - diluted	$(0.23)	$(0.14)	$(0.02)	$(0.01)	$0.61
Common stock outstanding at end of period	123,715	123,696	123,692	123,643	123,440

(1)	The presentation method used for this line is not in conformance with GAAP. To be in conformance with the current GAAP standard, the Company would combine amounts presented on the rental income line with amounts presented on the tenant reimbursements line and present that aggregated figure on one line entitled "rental and tenant reimbursement revenue."
(2)
The impairment charge in the fourth quarter of 2023 was related to the write down of the Company's goodwill balance allocated to its Boston and New York markets. The impairment charge reflected in the third quarter of 2023 was related to the write down of the Company's goodwill balance allocated to its Minneapolis market. The impairment charge reflected in the fourth quarter of 2022 was related to (a) the write down of the Company's goodwill balance of $16.0 million allocated to the Washington, D.C. market; and (b) the write down of the book value of one property.

(3)	The loss on early extinguishment of debt in the third quarter of 2023 was related to the pro-rata write-off of unamortized debt issuance costs and discounts associated with the repurchase of approximately $350 million of the $400 Million Unsecured Senior Notes due 2024, as well as fees paid, pursuant to a tender offer during the quarter.
(4)	The gain on sale of real estate reflected in the fourth quarter of 2022 was primarily related to the sales of One Brattle Square and 1414 Massachusetts Avenue, both in Cambridge, MA.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2023	12/31/2022	Change ($)	Change (%)	12/31/2023	12/31/2022	Change ($)	Change (%)
Revenues:
Rental income (1)	$114,357	$117,148	$(2,791)	(2.4)%	$454,405	$451,404	$3,001	0.7%
Tenant reimbursements (1)	25,090	24,958	132	0.5%	100,908	94,337	6,571	7.0%
Property management fee revenue	389	395	(6)	(1.5)%	1,729	1,675	54	3.2%
Other property related income	5,495	4,707	788	16.7%	20,714	16,350	4,364	26.7%
	145,331	147,208	(1,877)	(1.3)%	577,756	563,766	13,990	2.5%
Expenses:
Property operating costs	59,085	59,763	678	1.1%	235,091	226,058	(9,033)	(4.0)%
Depreciation	38,036	34,788	(3,248)	(9.3)%	148,458	133,616	(14,842)	(11.1)%
Amortization	24,232	23,915	(317)	(1.3)%	87,756	90,937	3,181	3.5%
Impairment charges (2)	18,489	25,981	7,492	28.8%	29,446	25,981	(3,465)	(13.3)%
General and administrative	7,177	7,915	738	9.3%	29,190	29,127	(63)	(0.2)%
	147,019	152,362	5,343	3.5%	529,941	505,719	(24,222)	(4.8)%
Other income / (expense):
Interest expense	(28,431)	(20,739)	(7,692)	(37.1)%	(101,258)	(65,656)	(35,602)	(54.2)%
Other income / (expense)	146	408	(262)	(64.2)%	3,940	2,710	1,230	45.4%
Loss on early extinguishment of debt (3)	—	—	—		(820)	—	(820)	(100.0)%
Gain on sale of real estate (4)	1,946	101,055	(99,109)	(98.1)%	1,946	151,729	(149,783)	(98.7)%
Net income / (loss)	(28,027)	75,570	(103,597)	(137.1)%	(48,377)	146,830	(195,207)	(132.9)%
Less: Net (income) / loss applicable to noncontrolling interest	(3)	(1)	(2)	(200.0)%	(10)	—	(10)	(100.0)%
Net income / (loss) applicable to Piedmont	$(28,030)	$75,569	$(103,599)	(137.1)%	$(48,387)	$146,830	$(195,217)	(133.0)%
Weighted average common shares outstanding - diluted	123,714	123,633			123,659	123,524
Net income / (loss) per share applicable to common stockholders - diluted	$(0.23)	$0.61			$(0.39)	$1.19
Common stock outstanding at end of period	123,715	123,440			123,715	123,440

(1)	The presentation method used for this line is not in conformance with GAAP. To be in conformance with the current GAAP standard, the Company would combine amounts presented on the rental income line with amounts presented on the tenant reimbursements line and present that aggregated figure on one line entitled "rental and tenant reimbursement revenue."
(2)
The impairment charge for the three months ended December 31, 2023 was related to the write down of the Company's goodwill balance allocated to its Boston and New York markets. The impairment charge for the twelve months ended December 31, 2023 was related to the write down of the Company's goodwill balance to its Minneapolis, Boston, and New York markets. The impairment charge reflected in the three and twelve months ended 2022 was related to (a) the write down of the Company's goodwill balance of $16.0 million allocated to the Washington, D.C. market; and (b) the write down of the book value of one property.

(3)	The loss on early extinguishment of debt for the twelve months ended December 31, 2023 was related to the pro-rata write-off of unamortized debt issuance costs and discounts associated with the repurchase of approximately $350 million of the $400 Million Unsecured Senior Notes due 2024, as well as fees paid, pursuant to a tender offer during the quarter.
(4)	The gain on sale of real estate for the twelve months ended December 31, 2022 was primarily related to the sales of 225 and 235 Presidential Way in Woburn, MA and One Brattle Square and 1414 Massachusetts Avenue in Cambridge, MA.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022

GAAP net income / (loss) applicable to common stock	$(28,030)	$75,569	$(48,387)	$146,830
Depreciation of real estate assets (1)	37,889	34,587	147,569	132,849
Amortization of lease-related costs (1)	24,222	23,905	87,717	90,891
Impairment charges	18,489	25,981	29,446	25,981
Gain on sale of properties	(1,946)	(101,055)	(1,946)	(151,729)
NAREIT Funds From Operations applicable to common stock	50,624	58,987	214,399	244,822
Adjustments:
Severance costs associated with management reorganization	—	2,248	—	2,248
Loss on early extinguishment of debt	—	—	820	—
Core Funds From Operations applicable to common stock	50,624	61,235	215,219	247,070
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,481	926	5,442	3,389
Depreciation of non real estate assets	136	191	847	728
Straight-line effects of lease revenue (1)	(908)	(2,356)	(7,268)	(11,230)
Stock-based compensation adjustments	1,989	1,717	6,337	4,833
Amortization of lease-related intangibles (1)	(2,869)	(3,713)	(13,879)	(13,426)
Non-incremental capital expenditures (2)
Base Building Costs	(5,554)	(3,967)	(20,305)	(19,118)
Tenant Improvement Costs	(2,664)	(2,934)	(13,278)	(20,989)
Leasing Costs	(10,402)	(4,017)	(20,107)	(13,217)
Adjusted Funds From Operations applicable to common stock	$31,833	$47,082	$153,008	$178,040

Weighted average common shares outstanding - diluted	123,846	123,633	123,702	123,524

Funds From Operations per share (diluted)	$0.41	$0.48	$1.73	$1.98
Core Funds From Operations per share (diluted)	$0.41	$0.50	$1.74	$2.00

Common stock outstanding at end of period	123,715	123,440	123,715	123,440

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	Non-incremental capital expenditures are defined on page 34.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Net income / (loss) applicable to Piedmont	$(28,030)	$75,569	$(48,387)	$146,830
Net income / (loss) applicable to noncontrolling interest	3	1	10	—
Interest expense	28,431	20,739	101,258	65,656
Depreciation (1)	38,025	34,778	148,417	133,577
Amortization (1)	24,223	23,905	87,717	90,891
Depreciation and amortization attributable to noncontrolling interests	20	20	80	85
Impairment charges	18,489	25,981	29,446	25,981
Gain on sale of properties	(1,946)	(101,055)	(1,946)	(151,729)
EBITDAre	79,215	79,938	316,595	311,291
Severance costs associated with management reorganization	—	2,248	—	2,248
Loss on early extinguishment of debt	—	—	820	—
Core EBITDA (2)	79,215	82,186	317,415	313,539
General and administrative expense	7,177	5,668	29,190	26,879
Non-cash general reserve for uncollectible accounts	—	(1,000)	(1,000)	(3,000)
Management fee revenue (3)	(247)	(261)	(1,004)	(1,004)
Other (income) / expense (1) (4)	(38)	(193)	(3,256)	(1,847)
Straight-line effects of lease revenue (1)	(908)	(2,356)	(7,268)	(11,230)
Straight-line effects of lease revenue attributable to noncontrolling interests	(3)	(4)	(10)	(10)
Amortization of lease-related intangibles (1)	(2,869)	(3,713)	(13,879)	(13,426)
Property net operating income (cash basis)	82,327	80,327	320,188	309,901
Deduct net operating (income) / loss from:
Acquisitions (5)	(6,123)	(5,313)	(22,907)	(8,180)
Dispositions (6)	(37)	(2,343)	65	(10,714)
Other investments (7)	241	224	790	763
Same store net operating income (cash basis)	$76,408	$72,895	$298,136	$291,770
Change period over period	4.8%	N/A	2.2%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the twelve months ended December 31, 2023, Piedmont recognized $3.4 million of termination income, as compared with $2.1 million during the same period in 2022.
(3)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(4)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(5)	Acquisitions include 1180 Peachtree Street in Atlanta, GA, purchased in the third quarter of 2022.
(6)	Dispositions include Two Pierce Place in Itasca, IL and 225 and 235 Presidential Way in Woburn, MA, sold in the first quarter of 2022, and One Brattle Square and 1414 Massachusetts Avenue in Cambridge, MA, sold in the fourth quarter of 2022.
(7)
Other investments include various land holdings and 222 South Orange Avenue in Orlando, FL, which is an out-of-service redevelopment project. Additional information on these entities can be found on page 33.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Net income / (loss) applicable to Piedmont	$(28,030)	$75,569	$(48,387)	$146,830
Net income / (loss) applicable to noncontrolling interest	3	1	10	—
Interest expense	28,431	20,739	101,258	65,656
Depreciation (1)	38,025	34,778	148,417	133,577
Amortization (1)	24,223	23,905	87,717	90,891
Depreciation and amortization attributable to noncontrolling interests	20	20	80	85
Impairment charges	18,489	25,981	29,446	25,981
Gain on sale of properties	(1,946)	(101,055)	(1,946)	(151,729)
EBITDAre	79,215	79,938	316,595	311,291
Severance costs associated with management reorganization	—	2,248	—	2,248
Loss on early extinguishment of debt	—	—	820	—
Core EBITDA (2)	79,215	82,186	317,415	313,539
General and administrative expense	7,177	5,668	29,190	26,879
Management fee revenue (3)	(247)	(261)	(1,004)	(1,004)
Other (income) / expense (1) (4)	(38)	(193)	(3,256)	(1,847)
Property net operating income (accrual basis)	86,107	87,400	342,345	337,567
Deduct net operating (income) / loss from:
Acquisitions (5)	(7,784)	(7,553)	(30,167)	(11,717)
Dispositions (6)	(37)	(2,389)	65	(10,826)
Other investments (7)	143	123	387	651
Same store net operating income (accrual basis)	$78,429	$77,581	$312,630	$315,675
Change period over period	1.1%	N/A	(1.0)%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the twelve months ended December 31, 2023, Piedmont recognized $3.4 million of termination income, as compared with $2.1 million during the same period in 2022.
(3)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(4)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(5)	Acquisitions include 1180 Peachtree Street in Atlanta, GA, purchased in the third quarter of 2022.
(6)	Dispositions include Two Pierce Place in Itasca, IL and 225 and 235 Presidential Way in Woburn, MA, sold in the first quarter of 2022, and One Brattle Square and 1414 Massachusetts Avenue in Cambridge, MA, sold in the fourth quarter of 2022.
(7)
Other investments include various land holdings and 222 South Orange Avenue in Orlando, FL, which is an out-of-service redevelopment project. Additional information on these entities can be found on page 33.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Financial Components)
Unaudited (in thousands)

	Three Months Ended				Twelve Months Ended
	12/31/2023	12/31/2022	Change ($)	Change (%)	12/31/2023	12/31/2022	Change ($)	Change (%)

Revenue
Cash rental income (1)	$104,280	$103,060	$1,220	1.2%	$408,882	$405,843	$3,039	0.7%
Tenant reimbursements (2)	23,269	22,609	660	2.9%	94,799	89,486	5,313	5.9%
Straight line effects of lease revenue	213	1,075	(862)	(80.2)%	3,931	9,172	(5,241)	(57.1)%
Amortization of lease-related intangibles	1,808	2,611	(803)	(30.8)%	9,563	11,733	(2,170)	(18.5)%
Total rents	129,570	129,355	215	0.2%	517,175	516,234	941	0.2%

Other property related income (3)	4,830	4,008	822	20.5%	18,316	15,484	2,832	18.3%
Total revenue	134,400	133,363	1,037	0.8%	535,491	531,718	3,773	0.7%

Property operating expense (2)	56,079	55,997	(82)	(0.1)%	223,544	216,905	(6,639)	(3.1)%

Property other income / (expense)	108	215	(107)	(49.8)%	683	862	(179)	(20.8)%

Same store net operating income (accrual)	$78,429	$77,581	$848	1.1%	$312,630	$315,675	$(3,045)	(1.0)%

Less:
Straight line effects of lease revenue	(213)	(1,075)	862	80.2%	(3,931)	(9,172)	5,241	57.1%
Amortization of lease-related intangibles	(1,808)	(2,611)	803	30.8%	(9,563)	(11,733)	2,170	18.5%
Non-cash general reserve for uncollectible accounts	—	(1,000)	1,000	100.0%	(1,000)	(3,000)	2,000	66.7%

Same store net operating income (cash)	$76,408	$72,895	$3,513	4.8%	$298,136	$291,770	$6,366	2.2%

(1)	The increase in cash rental income for the three months and the twelve months ended December 31, 2023 as compared to the same periods in 2022 was primarily due to rental rate roll ups associated with recent new and renewal leasing activity, along with contractual rent increases across the portfolio.
(2)	The increase in tenant reimbursement revenue and property operating expense for the twelve months ended December 31, 2023 as compared to the same period in 2022 was primarily the result of increased variable operating costs due to the increased physical utilization of our buildings.
(3)	The increase in other property related income for the three months and the twelve months ended December 31, 2023 as compared to the same periods in 2022 was primarily related to increased parking demand across the portfolio as a result of post-pandemic increased business activity.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data and ratios)

	As of	As of
	December 31, 2023	December 31, 2022

Market Capitalization
Common stock price	$7.11	$9.17
Total shares outstanding	123,715	123,440
Equity market capitalization (1)	$879,616	$1,131,941
Total debt - GAAP	$2,054,596	$1,983,681
Total principal amount of debt outstanding (excludes premiums, discounts, and deferred financing costs)	$2,070,033	$1,997,000
Total market capitalization (1)	$2,949,649	$3,128,941
Total principal amount of debt / Total market capitalization (1)	70.2%	63.8%
Ratios & Information for Debt Holders
Total gross assets (2)	$5,415,573	$5,312,960
Total principal amount of debt / Total gross assets (2)	38.2%	37.6%
Average net principal amount of debt to Core EBITDA - quarterly (3)	6.5 x	6.4 x
Average net principal amount of debt to Core EBITDA - trailing twelve months (4)	6.4 x	6.0 x

(1)	Reflects common stock closing price, shares outstanding, and principal amount of debt outstanding as of the end of the reporting period, as appropriate.
(2)	Total gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.
(3)	For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily principal balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of each month of the quarter.
(4)	For the purposes of this calculation, we use the sum of Core EBITDA for the trailing four quarters and the average daily principal balance of debt outstanding for the trailing four quarters, less the average of cash and cash equivalents and escrow deposits and restricted cash as of the end of each month in the trailing four quarter period.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of December 31, 2023
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$374,000	(3)	6.67%	18.8 months

Fixed Rate	1,696,033		5.63%	59.8 months

Total	$2,070,033		5.82%	52.4 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,874,154	5.99%	51.9 months
Secured	195,879	4.10%	57.1 months

Total	$2,070,033	5.82%	52.4 months

Debt Maturities (4)
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)	Weighted Average Stated Interest Rate (2)	Percentage of Total

2024	$—	$50,154	4.45%	2.4%
2025	—	565,000	5.86%	27.3%
2026	—	—	N/A	—%
2027	—	59,000	6.45%	2.9%
2028	195,879	600,000	7.98%	38.4%
2029	—	—	N/A	—%
2030	—	300,000	3.15%	14.5%
2031	—	—	N/A	—%
2032	—	300,000	2.75%	14.5%

Total	$195,879	$1,874,154	5.82%	100.0%

(1)	All of Piedmont's outstanding debt as of December 31, 2023, was interest-only debt with the exception of the $197 million mortgage associated with 1180 Peachtree Street in Atlanta, GA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding and interest rates at December 31, 2023.
(3)	The amount of floating rate debt is comprised of the $59 million outstanding balance on the $600 million unsecured revolving credit facility, the $100 million remaining principal balance on the $200 million unsecured term loan, and the entire principal balance on the $215 million unsecured term loan.
(4)	For loans that provide extension options that are conditional solely upon the Company providing proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected herein.
(5)	Subsequent to year end, on January 30, 2024, the Company paid off $290 million in unsecured term loan balances that were scheduled to mature in 2025 and entered into a new three-year $200 million unsecured term loan with a maturity date of January 30, 2027.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of December 31, 2023

Secured
$197.0 Million Fixed-Rate Mortgage	1180 Peachtree Street	4.10%	(2)	10/1/2028	195,879
Subtotal / Weighted Average (3)		4.10%			$195,879

Unsecured
$400.0 Million Unsecured 2014 Senior Notes (4)	N/A	4.45%	(5)	3/15/2024	50,154
$215.0 Million Unsecured 2023 Term Loan (6)	N/A	6.71%	(7)	1/31/2025	215,000
$250.0 Million Unsecured 2018 Term Loan	N/A	4.79%	(8)	3/31/2025	250,000
$200.0 Million Unsecured 2022 Term Loan (9)	N/A	6.70%	(10)	6/18/2025	100,000
$600.0 Million Unsecured Line of Credit (11)	N/A	6.45%	(12)	6/30/2027	59,000
$600.0 Million Unsecured 2023 Senior Notes	N/A	9.25%	(13)	7/20/2028	600,000
$300.0 Million Unsecured 2020 Senior Notes	N/A	3.15%	(14)	8/15/2030	300,000
$300.0 Million Unsecured 2021 Senior Notes	N/A	2.75%	(15)	4/1/2032	300,000
Subtotal / Weighted Average (3)		5.99%			$1,874,154

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (3)		5.82%			$2,070,033
GAAP Accounting Adjustments (16)					$(15,437)
Total Debt - GAAP Amount Outstanding					$2,054,596

(1)	All of Piedmont's outstanding debt as of December 31, 2023, was interest-only debt with the exception of the $197 million mortgage associated with 1180 Peachtree Street in Atlanta, GA.
(2)	Upon acquiring the property, Piedmont assumed the mortgage. The stated interest rate of the loan was estimated to be an at-market rate as of the date of closing. The loan is amortizing based on a 30-year amortization schedule.
(3)	Weighted average is based on the principal amounts outstanding and interest rates at December 31, 2023.
(4)	Through a tender offer completed in July 2023, Piedmont repaid $349.9 million of its $400 million unsecured senior notes due in 2024, resulting in an outstanding principal balance of $50.2 million with a maturity date of March 15, 2024.
(5)	The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.
(6)	In December 2023, $25 million of the $215 million unsecured term loan was extended for one year, moving the maturity date for that portion of the loan to January 31, 2025. The remaining $190 million balance on the loan was paid off subsequent to year end on January 30, 2024.
(7)	The $215 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options, including the prime rate and various SOFR rates. The all-in interest rate associated with each SOFR interest period selection is comprised of the relevant adjusted SOFR rate (comprised of the relevant base SOFR interest rate plus a fixed adjustment of 0.10%) plus a credit spread (1.30% as of December 31, 2023) based on Piedmont's then current credit rating.
(8)	The $250 million unsecured term loan has a stated variable interest rate; however, Piedmont entered into various interest rate swap agreements in a total notional amount equal to the size of the facility which effectively fix the interest rate for the term loan (at 4.79% as of December 31, 2023; this rating can change only with a credit rating change for the Company) through the loan's maturity date of March 31, 2025.
(9)	The $200 million unsecured term loan has an initial maturity date of December 16, 2024, with an available option to extend the maturity date to June 18, 2025. In December 2023, Piedmont repaid $100 million of the $200 million unsecured term loan; the remaining principal balance of $100 million was paid off subsequent to year end on January 30, 2024.
(10)	The $200 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options, including the prime rate and various term SOFR rates. The all-in interest rate associated with each SOFR interest period selection is comprised of the relevant adjusted SOFR rate (comprised of the relevant base SOFR interest rate plus a fixed adjustment of 0.10%) plus a credit spread (1.25% as of December 31, 2023) based on Piedmont's then current credit rating.
(11)	All of Piedmont’s outstanding debt as of December 31, 2023 was term debt with the exception of the $59 million balance on our unsecured revolving credit facility. The $600 million unsecured revolving credit facility has an initial maturity date of June 30, 2026; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 30, 2027. The final extended maturity date is presented on this schedule.
(12)
The interest rate presented for the $600 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of December 31, 2023. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various SOFR rates. The all-in interest rate associated with each SOFR interest period selection is comprised of the relevant adjusted SOFR rate (comprised of the relevant base SOFR interest rate plus a fixed adjustment of 0.10%) plus a credit spread (1.04% as of December 31, 2023) based on Piedmont's then current credit rating.

(13)	In July 2023, the original $400 million unsecured senior notes were offered for sale at 99.000% of the principal amount; the resulting effective cost of the financing is approximately 9.50% before the consideration of transaction costs. In December 2023, Piedmont offered an additional $200 million unsecured senior notes for sale at 101.828% of the principal amount; the resulting effective cost of the financing is approximately 8.75%.
(14)	The $300 million unsecured senior notes were offered for sale at 99.236% of the principal amount. The resulting effective cost of the financing is approximately 3.24% before the consideration of transaction costs and the impact of interest rate hedges. After incorporating the results of the related interest rate hedging activity, the effective cost of the financing is approximately 3.90%.
(15)
The $300 million unsecured senior notes were offered for sale at 99.510% of the principal amount. The resulting effective cost of the financing is approximately 2.80% before the consideration of transaction costs and the impact of interest rate hedges. After incorporating the results of the related interest rate hedging activity, the effective cost of the financing is approximately 2.78%.

(16)	The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities. The original issue discounts and fees are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of December 31, 2023
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

Maximum leverage ratio	0.60	0.37	0.36	0.37	0.38	0.39
Minimum fixed charge coverage ratio (2)	1.50	2.91	3.16	3.52	3.91	4.36
Maximum secured indebtedness ratio	0.40	0.04	0.03	0.04	0.04	0.04
Minimum unencumbered leverage ratio	1.60	2.67	2.74	2.66	2.64	2.56
Minimum unencumbered interest coverage ratio (3)	1.75	2.99	3.28	3.67	4.10	4.55

		Three Months Ended
Bond Covenant Compliance (4)	Required	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

Total debt to total assets	60% or less	44.4%	44.7%	44.8%	47.1%	44.0%
Secured debt to total assets	40% or less	4.2%	4.3%	4.3%	4.2%	4.3%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	3.29	3.56	3.97	4.44	4.95
Unencumbered assets to unsecured debt	150% or greater	225%	223%	223%	211%	227%

	Three Months Ended	Twelve Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	December 31, 2023	December 31, 2023	December 31, 2022

Average net principal amount of debt to core EBITDA (5)	6.5 x	6.4 x	6.0 x
Fixed charge coverage ratio (6)	2.5 x	2.9 x	4.5 x
Interest coverage ratio (7)	2.6 x	2.9 x	4.5 x

(1)	Bank debt covenant compliance calculations relate to the most restrictive of the specific calculations detailed in the relevant credit agreements. Please refer to such agreements for relevant defined terms.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)	Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture and the First Supplemental Indenture dated March 6, 2014, the Second Supplemental Indenture dated August 12, 2020, the Third Supplemental Indenture dated September 20, 2021, and the Fourth Supplemental Indenture dated July 20, 2023 for defined terms and detailed information about the calculations.
(5)	For the purposes of this calculation, we use the average daily principal balance of debt outstanding during the identified period, less the average of cash and cash equivalents and escrow deposits and restricted cash as of the end of each month in the relevant period.
(6)	Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented). The Company had principal amortization of $0.8 million for the three months ended December 31, 2023, $1.1 million for the twelve months ended December 31, 2023, and none for the twelve months ended December 31, 2022. The Company had capitalized interest of $2.5 million for the three months ended December 31, 2023, $7.0 million for the twelve months ended December 31, 2023, and $4.2 million for the twelve months ended December 31, 2022.
(7)	Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $2.5 million for the three months ended December 31, 2023, $7.0 million for the twelve months ended December 31, 2023, and $4.2 million for the twelve months ended December 31, 2022.

Piedmont Office Realty Trust, Inc.
Tenant Diversification
As of December 31, 2023
(in thousands except for number of properties)

Tenant (1)	Credit Rating (2)	Number of Properties	Lease Term Remaining (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
US Bancorp (4)	A / A3	3	6.1	$27,831	4.8	787	5.5
State of New York	AA+ / Aa1	1	12.8	25,617	4.4	482	3.3
Amazon	AA / A1	4	1.0	17,117	3.0	337	2.3
City of New York	AA / Aa2	1	2.4	15,628	2.7	313	2.2
Microsoft	AAA / Aaa	2	7.4	13,542	2.4	355	2.5
King & Spalding	No Rating Available	1	7.2	12,628	2.2	272	1.9
Transocean	CCC+ / Caa1	1	12.3	11,542	2.0	301	2.1
Ryan	B+ / B2	1	2.1	9,406	1.6	178	1.2
VMware, Inc. / subsidiary of Broadcom	BBB / Baa3	1	3.6	8,979	1.6	215	1.5
Schlumberger Technology	A / A2	1	5.0	8,106	1.4	254	1.8
Gartner	BBB- / Ba1	2	10.5	7,864	1.4	207	1.4
Salesforce.com	A+ / A2	1	5.6	7,465	1.3	182	1.3
Fiserv	BBB / Baa2	1	3.6	7,373	1.3	195	1.3
Epsilon Data Management / subsidiary of Publicis	BBB+ / Baa1	1	2.5	7,016	1.2	222	1.5
Applied Predictive Technologies / subsidiary of MasterCard	A+ / Aa3	1	4.4	6,783	1.2	133	0.9
Eversheds Sutherland	No Rating Available	1	2.3	6,567	1.1	180	1.2
International Food Policy Research Institute	No Rating Available	1	5.3	6,480	1.1	102	0.7
Cargill	A / A2	1	-	5,625	1.0	268	1.9
Other			Various	369,898	64.3	9,443	65.5
Total				$575,467	100.0	14,426	100.0

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.
(3)	The metrics presented are the weighted average lease terms remaining in years weighted by Annualized Lease Revenue.
(4)	The weighted average lease term for US Bancorp reflects the 10-year renewal for 447,000 square feet at the tenant's Minneapolis CBD location executed in the fourth quarter of 2023, as well as the 5-month lease term remaining at the tenant's 340,000 square foot suburban location.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of December 31, 2023

Tenant Credit Rating

Rating Level (1)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$22,411	3.9
AA / Aa	71,207	12.4
A / A	76,965	13.4
BBB / Baa	66,378	11.5
BB / Ba	11,247	1.9
B / B	17,289	3.0
Below	20,179	3.5
Not rated (2)	289,791	50.4
Total	$575,467	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	354	36.2	$25,859	4.5	239	1.7
2,501 - 10,000	351	35.9	70,901	12.3	1,795	12.4
10,001 - 20,000	102	10.5	52,646	9.1	1,383	9.6
20,001 - 40,000	92	9.4	97,123	16.9	2,475	17.2
40,001 - 100,000	49	5.0	118,573	20.6	3,008	20.8
Greater than 100,000	29	3.0	210,365	36.6	5,526	38.3
Total	977	100.0	$575,467	100.0	14,426	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Piper Sandler, Ernst & Young, KPMG, BDO, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2022
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of September 30, 20xx	14,419	16,635	86.7%	14,606	16,832	86.8%
Leases signed during the period	816			433
Less:
Lease renewals signed during period	(662)			(284)
New leases signed during period for currently occupied space	(23)			—
Leases expired during period and other	(124)	(72)		(144)	1
Subtotal	14,426	16,563	87.1%	14,611	16,833	86.8%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	—	—		(171)	(175)
As of December 31, 20xx	14,426	16,563	87.1%	14,440	16,658	86.7%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2022
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	14,440	16,658	86.7%	14,583	17,051	85.5%
Leases signed during the period	2,243			2,153
Less:
Lease renewals signed during period	(1,413)			(1,404)
New leases signed during period for currently occupied space	(180)			(66)
Leases expired during period and other	(664)	(95)		(713)	16
Subtotal	14,426	16,563	87.1%	14,553	17,067	85.3%
Acquisitions and properties placed in service during period (2)	—	—		663	691
Dispositions and properties taken out of service during period (2)	—	—		(776)	(1,100)
As of December 31, 20xx	14,426	16,563	87.1%	14,440	16,658	86.7%

Same Store Analysis
Less acquisitions and dispositions after December 31, 2022 and out-of-service redevelopments (2) (3)	—	—	—%	—	—	—%
Same Store Leased Percentage	14,426	16,563	87.1%	14,440	16,658	86.7%

(1)	Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end at our in-service properties, divided by total rentable in-service square footage as of period end, expressed as a percentage.
(2)	For additional information on acquisitions and dispositions completed during the last year and current out-of-service redevelopments, please refer to pages 32 and 33, respectively.
(3)	Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments that commenced during the previous twelve months that were taken out of service are deducted from the previous period data and developments and previously out of service redevelopments that were placed in service during the previous twelve months are deducted from the current period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	December 31, 2023
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3)

Leases executed for spaces vacant one year or less	633	77.6%	3.8%	0.0%	11.3%
Leases executed for spaces excluded from analysis (4)	183	22.4%

	Twelve Months Ended
	December 31, 2023
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3)

Leases executed for spaces vacant one year or less	1,227	54.7%	7.4%	4.7%	12.4%
Leases executed for spaces excluded from analysis (4)	1,017	45.3%

(1)	The populations analyzed for this analysis consist of consolidated leases executed during the relevant period with lease terms of greater than one year. Leases associated with storage spaces, retail spaces, management offices, and newly acquired assets for which there is less than one year of operating history, along with percentage rent leases, are excluded from this analysis.
(2)	For the purposes of this analysis, the last twelve months of cash paying rents of the previous leases are compared to the first twelve months of cash paying rents of the new leases in order to calculate the percentage change.
(3)	For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.
(4)	Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis, primarily because the spaces for which the new leases were signed had been vacant for more than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of December 31, 2023
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	2,137	12.9
2023 (2)	8,691	1.5	351	2.1
2024 (3)	42,280	7.4	1,233	7.5
2025	69,771	12.1	1,709	10.3
2026	64,462	11.2	1,624	9.8
2027	53,412	9.3	1,385	8.4
2028	68,122	11.8	1,761	10.6
2029	56,012	9.7	1,342	8.1
2030	27,674	4.8	723	4.4
2031	28,655	5.0	734	4.4
2032	23,514	4.1	580	3.5
2033	11,022	1.9	244	1.5
2034	35,649	6.2	949	5.7
2035	19,233	3.4	526	3.2
Thereafter	66,970	11.6	1,265	7.6
Total	$575,467	100.0	16,563	100.0

Average Lease Term Remaining
12/31/2023	5.7 years
12/31/2022	5.6 years

(1)	Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.
(2)	Includes leases with an expiration date of December 31, 2023, comprised of approximately 351,000 square feet and Annualized Lease Revenue of $8.7 million.
(3)	Leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 8,000 square feet and Annualized Lease Revenue of $108K, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of December 31, 2023
(in thousands)

	Q1 2024 (1)		Q2 2024		Q3 2024		Q4 2024
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	36	$1,432	35	$1,266	65	$2,364	66	$2,788
Boston	7	313	—	—	1	51	5	230
Dallas	41	1,539	61	2,079	15	796	55	2,183
Minneapolis	293	6,505	342	11,766	15	669	14	452
New York	5	223	—	—	2	137	31	1,808
Orlando	248	4,164	65	1,472	8	281	4	149
Northern Virginia / Washington, D.C.	75	4,068	60	2,986	21	1,055	13	651
Other	1	48	—	5	—	—	—	—
Total (3)	706	$18,292	563	$19,574	127	$5,353	188	$8,261

(1)
Includes leases with an expiration date of December 31, 2023, comprised of approximately 351,000 square feet and expiring lease revenue of $8.8 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of December 31, 2023
(in thousands)

	12/31/2024 (1)		12/31/2025		12/31/2026		12/31/2027		12/31/2028
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	202	$7,850	424	$14,895	499	$18,769	609	$23,467	399	$14,980
Boston	14	594	149	5,409	19	634	27	805	174	5,402
Dallas	172	6,596	632	30,440	373	12,604	224	7,946	614	23,794
Minneapolis	664	19,393	234	9,245	28	1,072	208	7,183	34	1,394
New York	38	2,168	10	507	313	15,640	5	725	—	26
Orlando	324	6,066	213	7,162	289	10,051	212	7,729	43	1,481
Northern Virginia / Washington, D.C.	169	8,760	47	3,094	103	5,448	100	5,554	240	12,352
Other	1	53	—	—	—	—	—	5	257	8,128
Total (3)	1,584	$51,480	1,709	$70,752	1,624	$64,218	1,385	$53,414	1,761	$67,557

(1)
Includes leases with an expiration date of December 31, 2023, comprised of approximately 351,000 square feet and expiring lease revenue of $8.8 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 25 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended December 31, 2023		Twelve Months Ended December 31, 2023			For the Year Ended			2019 to 2023 (Weighted Average Total)
					2022	2021	2020	2019
Total Leasing Transactions
Square feet (1)	816,277		2,239,797		2,142,852	2,247,366	1,103,248	2,730,332	10,463,595
Tenant improvements per square foot per year of lease term	$3.33	(2)	$3.80	(2)	$3.22	$2.78	$4.30	$4.21	$3.65
Leasing commissions per square foot per year of lease term	$2.09		$2.21		$2.22	$1.67	$1.89	$1.70	$1.92
Total per square foot per year of lease term	$5.42		$6.01		$5.44	$4.45	$6.19	$5.91	$5.57
Less Adjustment for Commitment Expirations (3)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$1.51		-$0.79		-$0.10	-$0.20	-$0.40	-$0.05	-$0.29

Adjusted total per square foot per year of lease term	$3.91		$5.22		$5.34	$4.25	$5.79	$5.86	$5.28

(1)	This information presented is for our consolidated offices only and excludes activity associated with storage and license spaces.
(2)	The tenant improvement amounts presented for three and twelve months ended December 31, 2023 have been adjusted to reflect the overall concession package for the 446,773 square foot 10-year renewal with US Bancorp, executed in the fourth quarter of 2023. The renewal terms provide for zero months of rent abatement, offset by an above-market tenant improvement allowance. The amounts are presented as if the renewal had included the standard twelve months gross rent abatement in line with market conditions and, therefore, a normalized tenant improvement allowance. This adjustment effectively lowered the total capital per square foot per year of lease term for three months ended and twelve months ended December 31, 2023 by $2.27 and $0.97, respectively.
(3)	The Company reports total tenant improvement amounts based on the maximum amount of committed leasing capital in the period in which the lease is executed. However, tenants do not always use the full allowance provided for in the lease, or a portion of the allowance could expire at a set date. To provide additional clarity on actual costs for completed leasing transactions, tenant improvement allowances that have expired or are no longer available to the tenant are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of December 31, 2023
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	11	$163,389	28.4	4,706	28.4	4,287	91.1
Dallas	13	112,753	19.6	3,478	21.0	2,796	80.4
Northern Virginia / Washington, D.C.	6	66,190	11.5	1,589	9.6	1,238	77.9
Minneapolis	6	65,381	11.4	2,104	12.7	1,885	89.6
Orlando	6	59,582	10.4	1,757	10.6	1,669	95.0
New York	1	49,142	8.5	1,045	6.3	912	87.3
Boston	6	39,301	6.8	1,270	7.7	1,079	85.0
Other	2	19,729	3.4	614	3.7	560	91.2
Total / Weighted Average	51	$575,467	100.0	16,563	100.0	14,426	87.1

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of December 31, 2023
(square footage in thousands)

		CBD				URBAN INFILL / SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	GA	2	9.6	1,300	7.8	9	18.8	3,406	20.6	11	28.4	4,706	28.4
Dallas	TX	—	—	—	—	13	19.6	3,478	21.0	13	19.6	3,478	21.0
Northern Virginia / Washington, D.C.	VA, DC	3	5.0	691	4.2	3	6.5	898	5.4	6	11.5	1,589	9.6
Minneapolis	MN	1	5.7	937	5.7	5	5.7	1,167	7.0	6	11.4	2,104	12.7
Orlando	FL	4	8.5	1,448	8.7	2	1.9	309	1.9	6	10.4	1,757	10.6
New York	NY	1	8.5	1,045	6.3	—	—	—	—	1	8.5	1,045	6.3
Boston	MA	—	—	—	—	6	6.8	1,270	7.7	6	6.8	1,270	7.7
Other		—	—	—	—	2	3.4	614	3.7	2	3.4	614	3.7
Total		11	37.3	5,421	32.7	40	62.7	11,142	67.3	51	100.0	16,563	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of December 31, 2023
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Business Services	78	10.7	$81,808	14.2	2,087	14.5
Engineering, Accounting, Research, Management & Related Services	93	12.8	78,784	13.7	1,894	13.1
Legal Services	83	11.4	59,409	10.3	1,446	10.0
Governmental Entity	5	0.7	48,305	8.4	938	6.5
Depository Institutions	22	3.0	38,037	6.6	1,035	7.2
Real Estate	50	6.9	28,809	5.0	833	5.8
Oil and Gas Extraction	5	0.7	22,783	4.0	644	4.5
Miscellaneous Retail	9	1.2	21,538	3.7	467	3.2
Security & Commodity Brokers, Dealers, Exchanges & Services	53	7.3	20,801	3.6	530	3.7
Holding and Other Investment Offices	33	4.5	19,960	3.5	482	3.3
Health Services	37	5.1	17,366	3.0	444	3.1
Automotive Repair, Services & Parking	9	1.2	14,239	2.5	8	0.1
Insurance Agents, Brokers & Services	20	2.8	11,567	2.0	329	2.3
Membership Organizations	17	2.3	11,074	1.9	215	1.5
Eating & Drinking Places	32	4.4	8,780	1.5	227	1.6
Other	181	25.0	92,207	16.1	2,847	19.6
Total	727	100.0	$575,467	100.0	14,426	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of December 31, 2023
($ and square footage in thousands)

Acquisitions Completed During Prior Year and Current Year

Property	Market / Submarket	Acquisition Period	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
1180 Peachtree Street	Atlanta / Midtown	Q3 2022	100	2005	$465,665	691	96

Dispositions Completed During Prior Year and Current Year

Property	Market / Submarket	Disposition Period	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Two Pierce Place	Chicago / Northwest	Q1 2022	100	1991	$24,000	485	34
225 and 235 Presidential Way	Boston / Route 128	Q1 2022	100	2001 and 2000	129,000	440	100
Cambridge Portfolio	Boston / Cambridge	Q4 2022	100	Various	160,225	175	94
Total / Weighted Average					$313,225	1,100	70

Piedmont Office Realty Trust, Inc.
Other Investments
As of December 31, 2023
($ and square footage in thousands)

Developable Land Parcels

Property	Market / Submarket	Adjacent Piedmont Project	Acres	Real Estate Book Value
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2,588
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands	3.0	2,015
Galleria Atlanta	Atlanta / Northwest	Galleria on the Park	16.3	24,218
State Highway 161	Dallas / Las Colinas	Las Colinas Corporate Center	4.5	3,320
Royal Lane (1)	Dallas / Las Colinas	6011, 6021 & 6031 Connection Drive	10.6	2,837
John Carpenter Freeway	Dallas / Las Colinas	750 West John Carpenter Freeway	3.5	1,000
Galleria Dallas	Dallas / Lower North Tollway	Galleria Office Towers	1.9	5,998
TownPark	Orlando / Lake Mary	400 & 500 TownPark Commons	18.9	9,123
Total			60.7	$51,099

Out-of-Service Redevelopment Assets

Property	Market / Submarket	Adjacent Piedmont Property	Construction Type	Percent Leased (%)	Square Feet	Current Asset Basis
222 South Orange Avenue (2)	Orlando / CBD	200 South Orange Avenue	Redevelopment	14.6	127	$32.4 million

(1)	The Company entered into a sales contract on September 28, 2023 to dispose of this land parcel; however, the transaction is contingent upon the buyer obtaining a zoning change.
(2)	The property was acquired on October 29, 2020 and was vacant at the time of acquisition. It shares a common lobby and atrium with the Company's 200 South Orange Avenue property. The redevelopment includes an enhanced window line and balconies, allowing more light and air into tenant spaces, along with renovations to the lobby, common areas and restrooms.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 36.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) current rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to unleased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with development properties and properties taken out of service for redevelopment, if any.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income/(loss) before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes land assets.

Total Gross Assets: Total Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Total Gross Real Estate Assets: Total Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Dylan Burzinski	Anthony Paolone, CFA	Nicholas Thillman	Michael Lewis, CFA
Green Street Advisors	JP Morgan	Robert W. Baird & Co.	Truist Securities
100 Bayview Circle, Suite 400	383 Madison Avenue	777 East Wisconsin Avenue	711 Fifth Avenue, 4th Floor
Newport Beach, CA 92660	32nd Floor	Milwaukee, WI 53202	New York, NY 10022
Phone: (949) 640-8780	New York, NY 10179	Phone: (414) 298-5053	Phone: (212) 319-5659
Phone: (212) 622-6682

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022

GAAP net income / (loss) applicable to common stock	$(28,030)	$(17,002)	$(1,988)	$(1,367)	$75,569	$(48,387)	$146,830
Depreciation	37,889	37,790	36,200	35,690	34,587	147,569	132,849
Amortization	24,222	20,151	21,323	22,021	23,905	87,717	90,891
Impairment charges	18,489	10,957	—	—	25,981	29,446	25,981
Gain on sale of properties	(1,946)	—	—	—	(101,055)	(1,946)	(151,729)
NAREIT Funds From Operations applicable to common stock	50,624	51,896	55,535	56,344	58,987	214,399	244,822
Adjustments:
Severance costs associated with management reorganization	—	—	—	—	2,248	—	2,248
Loss on early extinguishment of debt	—	820	—	—	—	820	—
Core Funds From Operations applicable to common stock	50,624	52,716	55,535	56,344	61,235	215,219	247,070
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,481	1,410	1,312	1,239	926	5,442	3,389
Depreciation of non real estate assets	136	350	264	97	191	847	728
Straight-line effects of lease revenue	(908)	(418)	(2,755)	(3,187)	(2,356)	(7,268)	(11,230)
Stock-based compensation adjustments	1,989	2,070	2,095	183	1,717	6,337	4,833
Amortization of lease-related intangibles	(2,869)	(4,479)	(3,119)	(3,412)	(3,713)	(13,879)	(13,426)
Non-incremental capital expenditures
Base Building Costs	(5,554)	(7,085)	(2,914)	(4,752)	(3,967)	(20,305)	(19,118)
Tenant Improvement Costs	(2,664)	(2,687)	(2,228)	(5,699)	(2,934)	(13,278)	(20,989)
Leasing Costs	(10,402)	(1,938)	(3,746)	(4,021)	(4,017)	(20,107)	(13,217)

Adjusted Funds From Operations applicable to common stock	$31,833	$39,939	$44,444	$36,792	$47,082	$153,008	$178,040

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022

Net income / (loss) applicable to Piedmont	$(28,030)	$(17,002)	$(1,988)	$(1,367)	$75,569	$(48,387)	$146,830
Net income / (loss) applicable to noncontrolling interest	3	1	3	3	1	10	—
Interest expense	28,431	27,361	23,389	22,077	20,739	101,258	65,656
Depreciation	38,025	38,140	36,464	35,787	34,778	148,417	133,577
Amortization	24,223	20,151	21,323	22,021	23,905	87,717	90,891
Depreciation and amortization attributable to noncontrolling interests	20	20	21	20	20	80	85
Impairment charges	18,489	10,957	—	—	25,981	29,446	25,981
Gain on sale of properties	(1,946)	—	—	—	(101,055)	(1,946)	(151,729)
EBITDAre	79,215	79,628	79,212	78,541	79,938	316,595	311,291
Severance costs associated with management reorganization	—	—	—	—	2,248	—	2,248
Loss on early extinguishment of debt	—	820	—	—	—	820	—
Core EBITDA	79,215	80,448	79,212	78,541	82,186	317,415	313,539
General and administrative expense	7,177	7,043	7,279	7,691	5,668	29,190	26,879
Non-cash general reserve for uncollectible accounts	—	(600)	—	(400)	(1,000)	(1,000)	(3,000)
Management fee revenue	(247)	(210)	(254)	(293)	(261)	(1,004)	(1,004)
Other (income) / expense	(38)	(207)	(1,571)	(1,440)	(193)	(3,256)	(1,847)
Straight-line effects of lease revenue	(908)	(418)	(2,755)	(3,187)	(2,356)	(7,268)	(11,230)
Straight-line effects of lease revenue attributable to noncontrolling interests	(3)	(2)	(1)	(4)	(4)	(10)	(10)
Amortization of lease-related intangibles	(2,869)	(4,479)	(3,119)	(3,412)	(3,713)	(13,879)	(13,426)
Property net operating income (cash basis)	82,327	81,575	78,791	77,496	80,327	320,188	309,901
Deduct net operating (income) / loss from:
Acquisitions	(6,123)	(5,941)	(5,770)	(5,073)	(5,313)	(22,907)	(8,180)
Dispositions	(37)	28	48	25	(2,343)	65	(10,714)
Other investments	241	212	173	164	224	790	763
Same store net operating income (cash basis)	$76,408	$75,874	$73,242	$72,612	$72,895	$298,136	$291,770

Piedmont Office Realty Trust, Inc.
In-Service Portfolio Detail (1)
As of December 31, 2023
(in thousands)

Project Name	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenues

Atlanta
999 Peachtree Street	✓	✓	✓	100.0%	1	622	89.9%	87.8%	79.9%	21,823
1180 Peachtree Street	✓	✓	✓	100.0%	1	678	97.3%	97.3%	95.0%	33,484
Galleria on the Park	✓	✓	✓	100.0%	5	2,159	90.2%	79.2%	74.2%	65,167
Glenridge Highlands	✓	✓	✓	100.0%	2	714	88.7%	87.7%	85.9%	23,170
1155 Perimeter Center West	✓	✓	✓	100.0%	1	377	91.8%	88.1%	87.3%	14,017
The Medici	✓		✓	100.0%	1	156	91.0%	85.3%	84.6%	5,728
Metropolitan Area Subtotal / Weighted Average					11	4,706	91.1%	85.2%	81.1%	163,389
Boston
5 Wall Street	✓	✓	✓	100.0%	1	182	100.0%	100.0%	100.0%	7,468
Wayside Office Park	✓		✓	100.0%	2	473	96.8%	96.8%	96.8%	18,134
25 Burlington Mall Road	✓		✓	100.0%	1	291	54.0%	51.2%	51.2%	6,780
80 & 90 Central Street	✓		✓	100.0%	2	324	87.0%	87.0%	72.8%	6,919
Metropolitan Area Subtotal / Weighted Average					6	1,270	85.0%	84.3%	80.7%	39,301
Dallas
Galleria Office Towers	✓	✓	✓	100.0%	3	1,385	89.3%	89.3%	87.0%	56,477
One Lincoln Park	✓	✓	✓	100.0%	1	257	59.1%	56.8%	56.8%	6,566
Park Place on Turtle Creek	✓		✓	100.0%	1	177	76.8%	70.6%	70.1%	6,842
6565 North MacArthur Boulevard	✓	✓	✓	100.0%	1	254	83.9%	83.9%	83.1%	6,881
750 West John Carpenter Freeway	✓	✓	✓	100.0%	1	315	46.3%	46.3%	46.3%	4,728
6011, 6021 & 6031 Connection Drive	✓		✓	100.0%	3	605	92.7%	91.9%	91.9%	19,486
Las Colinas Corporate Center	✓		✓	100.0%	3	485	72.4%	54.2%	53.4%	11,773
Metropolitan Area Subtotal / Weighted Average					13	3,478	80.4%	77.2%	76.1%	112,753
Minneapolis
US Bancorp Center	✓	✓	✓	100.0%	1	937	87.4%	87.4%	86.0%	32,374
One & Two Meridian Crossings	✓	✓	✓	100.0%	2	384	93.2%	93.2%	93.2%	12,133
Crescent Ridge II	✓	✓	✓	100.0%	1	301	85.7%	75.1%	71.4%	9,067
Norman Pointe I	✓		✓	100.0%	1	214	85.0%	85.0%	84.1%	6,182
9320 Excelsior Boulevard				100.0%	1	268	100.0%	100.0%	100.0%	5,625
Metropolitan Area Subtotal / Weighted Average					6	2,104	89.6%	88.1%	86.8%	65,381
New York
60 Broad Street			✓	100.0%	1	1,045	87.3%	85.6%	85.6%	49,142
Metropolitan Area Subtotal / Weighted Average					1	1,045	87.3%	85.6%	85.6%	49,142

Project Name	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenues

Orlando
200 South Orange Avenue	✓	✓	✓	100.0%	1	646	92.9%	92.3%	84.5%	23,089
CNL Center I & II	✓		✓	99.0%	2	620	93.2%	92.9%	87.6%	24,278
501 West Church Street				100.0%	1	182	100.0%	100.0%	100.0%	1,741
400 & 500 TownPark Commons	✓	✓	✓	100.0%	2	309	100.0%	100.0%	99.4%	10,474
Metropolitan Area Subtotal / Weighted Average					6	1,757	95.0%	94.6%	89.8%	59,582
Northern Virginia / Washington, D.C.
4250 North Fairfax Drive	✓	✓	✓	100.0%	1	308	89.0%	86.0%	86.0%	14,373
Arlington Gateway	✓	✓	✓	100.0%	1	329	79.3%	75.4%	60.5%	13,298
3100 Clarendon Boulevard	✓	✓	✓	100.0%	1	261	82.4%	82.4%	82.4%	9,706
1201 & 1225 Eye Street	✓	✓	✓	(3)	2	482	70.1%	70.1%	69.3%	21,072
400 Virginia Avenue	✓	✓	✓	100.0%	1	209	71.8%	71.8%	69.9%	7,741
Metropolitan Area Subtotal / Weighted Average					6	1,589	77.9%	76.5%	72.9%	66,190
Other
Enclave Place	✓	✓	✓	100.0%	1	301	100.0%	100.0%	100.0%	11,547
1430 Enclave Parkway	✓	✓	✓	100.0%	1	313	82.7%	82.7%	81.8%	8,182
Metropolitan Area Subtotal / Weighted Average					2	614	91.2%	91.2%	90.7%	19,729

Grand Total					51	16,563	87.1%	84.2%	81.5%	575,467

(1)	This schedule includes information for Piedmont's in-service portfolio of properties only. Information on investments excluded from this schedule can be found on page 33.
(2)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(3)	Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street; however, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Major Leases Not Yet Commenced and Major Abatements

As of December 31, 2023, the Company had approximately 1.1 million square feet of executed leases for vacant space yet to commence or under rental abatement.

Presented below is a schedule of uncommenced new leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Market	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Javelin Energy Partners	Las Colinas Corporate Center I	Dallas	82,878	Vacant	70,053 SF Q1 2024 12,825 SF Q3 2024	New
General Electric International	Galleria 600	Atlanta	77,163	Vacant	Q3 2024	New
OneDigital	Galleria 300	Atlanta	70,445	29,860 SF Vacant	23,506 SF Q1 2024 46,939 SF Q3 2025	New
FirstKey Homes	Galleria 600	Atlanta	51,442	Vacant	Q3 2024	New

Presented below is a schedule of leases with abatements of 50,000 square feet or greater that either were under abatement as of December 31, 2023 or will be under abatement within the next twelve months.

Tenant	Property	Market	Abated Square Feet	Lease Commencement Date	Remaining Abatement Schedule	Lease Expiration
Brand Industrial Services	Galleria 600	Atlanta	50,380	Q1 2023	Early February 2023 through Early February 2024; March 2025	Q3 2034
Kimley-Horn and Associates	200 and 222 South Orange Avenue	Orlando	61,348	54,673 SF Q4 2023 6,675 SF Q2 2024	November 2023 through March 2024 (54,673 SF); April 2024 through October 2024 (61,348 SF); November 2024 through March 2025 (6,675 SF)	Q4 2034
Institute for Justice	Arlington Gateway	Northern Virginia	58,285	Q1 2024	January 2024 through June 2025	Q2 2037
Undisclosed Tenant	One Galleria Tower	Dallas	50,130	Q4 2023	January 2024 through June 2025	Q2 2035
Javelin Energy Partners	Las Colinas Corporate Center I	Dallas	82,878	70,053 SF Q1 2024 12,825 SF Q3 2024	March 2024 through August 2024 (70,053 SF); September 2024 through February 2025 (82,878 SF); March 2025 through August 2025 (12,825 SF)	Q1 2035
OneDigital	Galleria 300	Atlanta	70,445	23,506 SF Q1 2024 46,939 SF Q3 2025	March 2024 through February 2025 (23,506 SF); September 2025 through August 2026 (46,939 SF)	Q4 2036
General Electric International	Galleria 600	Atlanta	77,163	Q3 2024	Early August 2024 through Early September 2025	Q3 2036
FirstKey Homes	Galleria 600	Atlanta	51,442	Q3 2024	September 2024 through August 2026 (50% abatement of monthly gross rent)	Q3 2035

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this supplemental package include: the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, Core FFO and Core FFO per diluted share, leasing activity, leased percentage, and estimated increase in Same Store NOI for the year ending December 31, 2023. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the demand for office space in the markets in which we operate, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve certain known and unknown risks and uncertainties, which could cause our actual results and expectations to differ materially from those described in our forward-looking statements. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following: economic, regulatory, socio-economic (including work from home), technological (e.g. Metaverse, Zoom, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of Annualized Lease Revenue; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants; impairment charges on our long-lived assets or goodwill resulting therefrom; the success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures; the illiquidity of real estate investments, including economic changes, such as rising interest rates, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks; future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against any of our properties or our tenants; risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties or tenants, or a deficiency in our identification, assessment, or management of cybersecurity threats impacting our operations; costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners; uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost; additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock; risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rapidly rising interest rates for new debt financings; a downgrade in our credit rating, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments; the effect of future offerings of debt or equity securities on the value of our common stock; additional risks and costs associated with inflation and continuing increases in the rate of inflation, including the impact of a possible recession; uncertainties associated with environmental and regulatory matters; changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods; the effect of any litigation to which we are, or may become, subject; additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), or other tax law changes which may adversely affect our stockholders; the future effectiveness of our internal controls and procedures; actual or threatened public health epidemics or outbreaks, such as the COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises; and other factors, including the risk factors discussed under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to and undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PIEDMONT®
OFFICE REALTY TRUST

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